Exhibit 10.20

LEASE ASSIGNMENT, ASSUMPTION AND MODIFICATION AGREEMENT

THIS LEASE ASSIGNMENT, ASSUMPTION AND MODIFICATION AGREEMENT (“Agreement”) is made as of February 3, 2006 (the “Effective Date”), by and among THREE CLOVERLEAF PARKWAY, INC., an Ohio corporation (“Lessor”), whose address is 5480 Cloverleaf Parkway, Suite 3, Valley View, Ohio 44125; LDS TEST AND MEASUREMENT, LLC, a Delaware limited liability company (“Assignor Lessee”), whose address is 8551 Research Way, Middleton, Wisconsin 53562; SPX CORPORATION, a Delaware corporation (“Guarantor”) whose address is 13515 Ballantyne Corporate Plaza, Charlotte, North Carolina 28277-1100; and TRANSOMA MEDICAL, INC., a Delaware corporation (“Assignee Lessee”), whose address is 4211 Lexington Avenue N. Suite 2244, Arden Hills, Minnesota 55126.

RECITALS

Lessor and Assignor Lessee entered into a Lease dated June 2, 2005 (the “Lease), with regard to that demised Premises located at 5525 Cloverleaf Parkway, Valley View, Ohio, more particularly described in the Lease (the “Premises”). Guarantor executed an Unconditional Guaranty of Payment and Performance dated June 2, 2005 unconditionally guaranteeing the full payment and performance of all of Assignor Lessee’s obligations under the Lease. Assignor Lessee wishes to assign the Lease to Assignee Lessee, and Assignee Lessee wishes to assume Assignor Lessees obligations under the Lease. Lessor is willing to consent to such assignment, provided that Assignor Lessee remains primarily liable for all obligations of Assignee Lessee under the Lease for the term of the Lease; the Guaranty continues to be in full force and effect for the term of the Lease; and provided further that Assignee Lessee delivers to Lessor an additional one month’s security deposit.

WHEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor, Assignor Lessee, Guarantor and Assignee Lessee agree as follows from and after the Effective Date:

1.             Assignment and Assumption of Lease. Assignor Lessee does hereby assign unto Assignee Lessee all of its right, title and interest in, to and under the Lease, and all of the rights, powers, estate, benefits and privileges of Assignor Lessee in, to and under the Lease. Assignee Lessee hereby assumes and agrees to perform all of the terms, covenants, obligations and conditions of the Lease which are required to be performed or complied with by Lessee under the Lease from and after the Effective Date. Lessor hereby consents to such assignment and assumption. As a condition of the foregoing consent, the parties hereto were required to enter into this Agreement for the purposes of agreeing in writing to the Lessor’s express conditions set forth herein.

2.             Assignor Lessee and Guarantors Obligations to Continue. Lessor grants its consent to the assignment and assumption of the Lease set forth in Section 1 above upon the express condition that the parties hereto enter into this Agreement. Accordingly, the parties hereto agree as follows:

(a)           Assignor Lessee agrees to remain primarily liable for all of the obligations of Assignor Lessor and Assignee Lessee under the Lease for the term thereof.

(b)           Guarantor agrees that the Guaranty shall remain in full force and effect, and Guarantors obligations under the Guaranty shall remain unamended and unmodified for the term of the Lease.

3.             Modification of Lease. Lessor and Assignee Lessee hereby agree to modify the Lease as follows:

Article IV(b) of the Lease is hereby amended to add the following new sentence at the end of the paragraph:

“In addition, Transoma Medical, Inc., Assignee Lessee of the Lease pursuant to a Lease Assignment, Assumption and Modification Agreement (“Assignment Agreement”) effective February 1, 2006 among Lessor, Assignor Lessee, Guarantor and Transoma Medical, Inc., shall deliver to Lessor an additional one month’s security deposit in the amount of Five Thousand Nine Hundred Thirty-Seven and 00/100 Dollars ($5,937.00) upon execution of the Assignment Agreement, to be held and applied, without interest thereon, in accordance with the terms of the Lease. If any portion of said security deposit is not applied by Lessor against any default of Assignor Lessee after applicable notice and cure periods have expired, then within thirty (30) days after expiration of the Lease, Assignee Lessee shall receive a refund of said remaining portion of such security deposit.”

4.             Acceptance of the Premises. Assignee Lessee accepts the Premises in their present condition; provided, however, the foregoing shall not be construed to amend or delete any of the representations, warranties or other obligations of Lessor with respect to the Premises set forth in the Lease. Lessor will not be obligated to make any alterations or improvements to the Premises on account of the Lease, except as expressly set forth in the Lease.

5.             Lease and Guaranty Otherwise Unchanged; Entire Agreement. All other terms and conditions of the Lease and Guaranty shall remain unchanged and unaffected by this Agreement and are hereby affirmed by the undersigned parties. This Agreement, the Lease and the Guaranty constitute the entire agreement between the parties, and all oral discussions which may have occurred between the parties at any time have been merged herein and therein and are of no independent force or effect. No past nor any future actions or discussions of the parties shall in any way be deemed to modify or amend this Agreement, the Lease or the Guaranty unless reduced to a writing which has been signed by both parties with intent to be bound, which writing has been mutually delivered between them.

6.             No Course of Dealing Waiver. Assignee Lessee expressly acknowledges and agrees that the execution of this Agreement shall not constitute a waiver of, and shall not preclude the exercise of, any right, power or remedy granted to Lessor in the Lease, or as provided by law, and without limitation, shall not be deemed to be a waiver of any of Lessor’s rights under Article VI of the Lease or to Lessor’s right as set forth in the Lease to consent (or withhold consent) to any further assignment or subletting of the Premises.

7.             Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original.

8.             Governing Law. This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of Ohio.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LESSOR:

THREE CLOVERLEAF PARKWAY, INC. an Ohio corporation

/s/	By:	/s/ Joseph C. Lombardo
Witness	Name: Joseph C. Lombardo
/s/	Title: President
Witness
ASSIGNOR LESSEE:

LDS TEST AND MEASUREMENT, LLC, a Delaware limited liability company

/s/	By:	/s/ John Swann
Witness	Name: John Swann
/s/	Title: Director, Business Development
Witness

GUARANTOR:

/s/	SPX CORPORATION,
Witness	a Delaware corporation
/s/
Witness	By:	/s/ J. Michael Whitted
Name: J. Michael Whitted
Title: President

ASSIGNEE LESSEE:

/s/	TRANSOMA MEDICAL, INC.,
Witness	a Delaware corporation
/s/
Witness	By:	/s/ Charles T. Coggin
Name: Charles T. Coggin
Title: VP & CFO

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